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                            SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                     FORM 8-A

                   FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) or 12(g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


       Indiana United Bancorp                       IUB Capital Trust
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(Exact name of registrant as specified    (Exact name of registrant as specified
in its charter)                            in its charter)

              Indiana                                    Delaware
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(State of Incorporation or                (State of Incorporation or
 Organization)                             Organization)

            35-1562245                                   Requested
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(IRS Employer Identification Number)      (IRS Employer Identification Number)

201 N. Broadway                           201 N. Broadway
Greensburg, Indiana 47240                 Greensburg, Indiana 47240
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(Address of Principal Executive Office)  (Address of Principal Executive Office)

   If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to the General Instruction A. (c), please check the following box. / /

   If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. /x/

   Securities Act registration statement file number to which this form relates: 333-40579 and 333-40579-01
            --------------------------
                 (If Applicable)

      Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Each Class              Name of Each Exchange on Which
       to be so Registered              Each Class is to be Registered
       -------------------              ------------------------------

            None                        Not Applicable


      Securities to be registered pursuant to Section 12(g) of the Act:

                ____% Cumulative Trust Preferred Securities
                  (and the Guarantee with Respect Thereto)
                              (Title of Class)

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                  INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     For a full description of the ___% Cumulative Trust Preferred Securities (the "Preferred Securities") issued by IUB Capital Trust, a Delaware statutory business trust (the "Trust"), and the guarantee with respect to the Preferred Securities issued by Indiana United Bancorp, an Indiana corporation (the "Company"), both of which are registered hereby, reference is made to the information contained under the captions "Description of the Preferred Securities," "Description of the Subordinated Debentures," and "Description of the Guarantee" in the Prospectus that forms part of the Registration Statement (Registration Nos. 333-40579 and 333-40579-01) (the "Registration Statement") filed by the Company and the Trust with the Securities and Exchange Commission on November 19, 1997, under the Securities Act of 1933, as amended (the "Act"). The information contained in the Registration Statement and the Prospectus are incorporated herein by reference. Definitive copies of the Prospectus describing the Preferred Securities will be filed pursuant to Rule 430A or pursuant to an amendment to the Registration Statement under the Act and shall be deemed incorporated by reference into this Registration Statement on Form 8-A.

ITEM 2. EXHIBITS.

        2.1 Form of Indenture (incorporated by reference to Exhibit 4.1 to the Registration Statement).

        2.2 Form of Subordinated Debenture Certificate (included as an exhibit to Exhibit 4.1 to the Registration Statement, which is incorporated by reference).

        2.3 Certificate of Trust of IUB Capital Trust (incorporated by reference to Exhibit 4.3 to the Registration Statement).

        2.4 Trust Agreement of IUB Capital Trust (incorporated by reference to
            Exhibit 4.4 to the Registration Statement).

        2.5 Form of Amended and Restated Trust (incorporated by reference to
            Exhibit 4.5 to the Registration Statement).

        2.6 Form of Preferred Security Certificate (included as an exhibit to Exhibit 4.5 to the Registration Statement, which is incorporated by reference).

        2.7 Form of Preferred Securities Guarantee Agreement (incorporated by reference to Exhibit 4.7 to the Registration Statement).

        2.8 Form of Agreement as to Expenses and Liabilities (incorporated by reference to Exhibit 4.8 to the Registration Statement).

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                                     SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 5, 1997

   INDIANA UNITED BANCORP                          IUB CAPITAL TRUST


By: /s/ Robert E. Hoptry                        By /s/ Robert E. Hoptry
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    Robert E. Hoptry, Chairman                     Robert E. Hoptry, Trustee
     of the Board, President and
     Chief Executive Officer